AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                      STATE FINANCIAL SERVICES CORPORATION

         These Amended and Restated Articles of Incorporation supersede and take
the  place  of  the  heretofore   existing  Amended  and  Restated  Articles  of
Incorporation and any amendments thereto.

                                ARTICLE I. NAME

          The name of the Corporation is State Financial Services Corporation.

                              ARTICLE II. PURPOSES

          The Corporation is organized under the Wisconsin Business Corporation Law. The purposes for which this Corporation is organized are to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin business Corporation Law, provided, however, that the Corporation shall not engage in any activities prohibited by the United States Bank Holding Company Act of 1956, as amended.

                             ARTICLE III. DURATION

         The period of existence shall be perpetual.

                           ARTICLE IV. CAPITAL STOCK

          4.1 Number of Shares and Classes. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is as follows:

               (a) Common Stock. 25,000,000 shares of Common Stock, having a par value of $0.10 per share.

               (b) Preferred Stock. 100,000 shares of Preferred Stock, having a par value of $1.00 per share.

          4.2 Rights of Common Stock. The rights and preferences of shares of Common Stock are as follows:

               (a) Voting. Each share of Common Stock shall be entitled to one vote on all matters to be voted on by Shareholders. Except as is otherwise required by Wisconsin Business Corporation Law in effect at the time of any vote, there shall be no class voting of Common Stock and Preferred Stock as separate classes.

               (b) Dividends. The Board of Directors, in its discretion, may declare and authorize payment of cash dividends on the Common Stock as such times as it deems appropriate. The Corporation may issue any type of share dividend. Shares of Common Stock may be distributed as a share dividend to holders of preferred stock and holders of Common Stock may receive a share dividend in the form of Preferred Stock.

               (c) Issuing Public Corporation. The Corporation is an Issuing Public Corporation within the meaning of the Wisconsin Business Corporation Law and, except as set forth below, intends that the voting restrictions of Wisconsin Statutes ss. 180.1150, as amended from time to time, shall apply to the Corporation. Notwithstanding the foregoing, Wisconsin Statutes ss. 180.1150 shall not apply to any shares of Common Stock held by a person who was a holder of twenty percent (20%) or more of any class of the outstanding Common Stock of the Corporation immediately before the filing of these Amended and Restated Articles of Incorporation.

               (d) No Other Class. There is no other class of common stock of the corporation.

               (e) Other. The board of directors may, from time to time, prior to the issuance of shares, establish a series of Common Stock, having such preferences and rights as it may deem reasonably necessary to achieve or facilitate the accomplishment of lawful corporate business or financial objectives, and may take such other action as allowed in Wis. Stat. ss. 180.0602(1) as amended from time to time.

          4.3 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and other rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series and adopted by the Board of Directors pursuant to the authority hereby given as provided by the Wisconsin Business Corporation Law ss. 180.0602(1) and not inconsistent with the provisions hereof. Without limiting the authority granted to the Board of Directors in this subsection, each series shall have such (a) rate of dividends; (b) price, terms and conditions pursuant to which shares may be redeemed; (c) amount payable upon shares in the event of voluntary or involuntary liquidation; (d) sinking fund provisions for the redemption or purchases of shares; (e) terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and (f) voting rights, if any, as shall be stated or expressed in the resolution or resolutions of the Board of Directors providing for issuance thereof.

          4.4  Class A Preferred Stock.

               (a) Designation and Amount. There is hereby created a series of Class A Preferred Stock which shall be designated as "Class A Preferred Stock" (the "Class A Preferred Stock"); the number of shares constituting such series shall be Twenty-Five Thousand (25,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Class A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation into Class A Preferred Stock.

               (b)  Dividends and Distributions.

                    (i) The holders of shares of Class A Preferred Stock in preference to the holders of Common Stock of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first business days of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class A Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Payment Date, since the first issuance of any share or fraction of a share of Class A Preferred Stock. In the event the Corporation shall at any time after July 27, 1999 (the "Rights Declaration Date") (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Class A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (ii) The Corporation shall declare a dividend or distribution on the Class A Preferred Stock as provided in paragraph (i) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Class A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                    (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Class A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Class A Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               (c) Voting Rights. The holders of shares of Class A Preferred Stock shall have the following voting rights:

                    (i) Subject to the provision for adjustment hereinafter set forth, each share of Class A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Class A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (ii) Except as otherwise provided herein, in any other resolution of the Board of Directors creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Class A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                    (iii) Except as set forth herein, holders of Class A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               (d)  Certain Restrictions.

                    (i) Whenever quarterly dividends or other dividends or distributions payable on the Class A Preferred Stock as provided in subparagraph (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                          (1) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Stock;

                          (2) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock except dividends paid ratably on the Class A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                          (3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior to or on a parity with (both as to dividends or upon dissolution, liquidation or winding up) the Class A Preferred Stock; or

                          (4) purchase or otherwise acquire for consideration any shares of Class A Preferred Stock or any shares of stock ranking on a parity with the Class A Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                    (ii) The Corporation shall not permit any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by the Corporation or otherwise controlled by the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (i) of this subparagraph (d), purchase or otherwise acquire such shares at such time and in such manner.

               (e) Reacquired Shares. Any shares of Class A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, par value $1.00 per share, to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               (f) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Stock unless, prior thereto, the holders of shares of Class A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Class A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock except distributions made ratably on the Class A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Class A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (g) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Class A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (1) declare any dividend on Common Stock payable in shares of Common Stock, (2) subdivide the outstanding Common Stock, or (3) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (h) No Redemption. The shares of Class A Preferred Stock shall not be redeemable.

               (i) Fractional Shares. Class A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class A Preferred Stock.

                         ARTICLE V. PRE-EMPTIVE RIGHTS

          No holders of any stock of the corporation shall have any pre-emptive or other subscription, purchase or conversion rights of any kind, nature or description whatsoever with respect to any unissued stock or of any additional stock issued by reason of any increase of the authorized Capital Stock of this Corporation, or bonds, certificates or indebtedness, debentures or other securities whether or not convertible into stock of the Corporation.

                          ARTICLE VI. REGISTERED AGENT

          The name of the registered agent is Michael J. Falbo whose registered office is located at 10708 West Janesville Road, Hales Corners, Wisconsin (Milwaukee County), 53130.

                             ARTICLE VII. DIRECTORS

          The number of directors constituting the Board of Directors of the Corporation shall be fixed from time to time by the Bylaws of the corporation, provided, however, that such number shall not be less than five. The Board of Directors of the corporation shall be divided into three (3) classes. The terms of office of the Class A directors shall expire at the first annual meeting after their election, the term of office of Class B directors shall expire at the second annual meeting after their election and that of the Class C directors shall expire at the third annual meeting after their election. At each annual meeting after classification of the Board of Directors, the class of directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting. The number of directors in each class shall be fixed from time to time in the Bylaws.

                            ARTICLE VIII. AMENDMENTS

          These Articles may be amended in any manner allowed by law at the time of amendment.